Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated October 27, 2022 (except for Invesco Senior Loan ETF, dated October 31, 2022), relating to the financial statements and financial highlights, which appears in each of the Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year or period ended August 31, 2022. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 15, 2022

Appendix A

Funds
Invesco PureBetaSM MSCI USA ETF
Invesco PureBetaSM MSCI USA Small Cap ETF
Invesco PureBetaSM US Aggregate Bond ETF
Invesco S&P 500 Revenue ETF
Invesco S&P MidCap 400 Revenue ETF
Invesco S&P SmallCap 600 Revenue ETF
Invesco S&P Ultra Dividend Revenue ETF
Invesco DWA SmallCap Momentum ETF
Invesco S&P SmallCap Consumer Discretionary ETF
Invesco S&P SmallCap Consumer Staples ETF
Invesco S&P SmallCap Energy ETF
Invesco S&P SmallCap Financials ETF
Invesco S&P SmallCap Health Care ETF
Invesco S&P SmallCap Industrials ETF
Invesco S&P SmallCap Information Technology ETF
Invesco S&P SmallCap Materials ETF
Invesco S&P SmallCap Utilities & Communication Services ETF
Invesco KBW Bank ETF
Invesco KBW High Dividend Yield Financial ETF
Invesco KBW Premium Yield Equity REIT ETF
Invesco KBW Property & Casualty Insurance ETF
Invesco KBW Regional Banking ETF
Invesco Russell 1000 Enhanced Equal Weight ETF
Invesco Russell 1000 Equal Weight ETF
Invesco Russell 1000 Low Beta Equal Weight ETF
Invesco S&P 500 Enhanced Value ETF
Invesco S&P 500 Minimum Variance ETF
Invesco S&P 500 Momentum ETF
Invesco S&P 500® ex-Rate Sensitive Low Volatility ETF
Invesco S&P 500® High Dividend Low Volatility ETF
Invesco S&P 500® Low Volatility ETF
Invesco S&P 500® High Beta ETF
Invesco S&P MidCap Low Volatility ETF
Invesco S&P SmallCap High Dividend Low Volatility ETF
Invesco S&P SmallCap Low Volatility ETF
Invesco S&P SmallCap Quality ETF
Invesco S&P 500 QVM Multi-factor ETF
Invesco S&P MidCap 400 QVM Multi-factor ETF
Invesco S&P SmallCap 600 QVM Multi-factor ETF
Invesco Senior Loan ETF
Invesco Solar ETF
Invesco Nasdaq Biotechnology ETF
Invesco PHLX Semiconductor ETF
Invesco 1-30 Laddered Treasury ETF
Invesco California AMT-Free Municipal Bond ETF

Invesco CEF Income Composite ETF
Invesco Fundamental High Yield® Corporate Bond ETF
Invesco Fundamental Investment Grade Corporate Bond ETF
Invesco National AMT-Free Municipal Bond ETF
Invesco New York AMT-Free Municipal Bond ETF
Invesco Preferred ETF
Invesco Taxable Municipal Bond ETF
Invesco Treasury Collateral ETF
Invesco Variable Rate Preferred ETF
Invesco VRDO Tax-Free ETF
Invesco NASDAQ 100 ETF
Invesco NASDAQ Next Gen 100 ETF Invesco ESG NASDAQ 100 ETF(a)
Invesco ESG NASDAQ Next Gen 100 ETF(a) Invesco ESG S&P 500® Equal Weight ETF (b)
(a) For the period October 25, 2021 (commencement of investment operations) through August 31, 2022
(b) For the period November 15, 2021 (commencement of investment operations) through August 31, 2022

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